Exhibit 10.03
FIRST AMENDMENT
TO
CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the Confidentiality, Non-Competition and Non-Solicitation Agreement, is made and entered into this 7th day of April, 2016, by and between by Under Armour, Inc., a Maryland corporation (together with its controlled affiliates, the “Company”), and Kevin A. Plank (the “Stockholder”).

WHEREAS, the Company and the Stockholder have previously entered into that certain Confidentiality, Non-Competition and Non-Solicitation Agreement, dated as of June 15, 2015 (the “Noncompete Agreement”); and

WHEREAS, in connection with the settlement of the consolidated lawsuit entitled In re: Under Armour Shareholder Litigation, Case No. 24-C-15-003240, the Company and the Stockholder have agreed to, among other things, amend the Noncompete Agreement as set forth herein; and

WHEREAS, this Amendment will become effective on the date that the Company first issues any shares of its Class C Common Stock, par value $0.0003 1/3 per share (such date, the “Class C Issue Date”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendment to the Noncompete Agreement. Effective as of the Class C Issue Date, the definition of “Cause” set forth in Section 3(a) of the Noncompete Agreement shall be amended and restated in its entirety to read:

(a)    “Cause” as used in the Charter (as amended by the Governance Amendments) shall mean the occurrence of any of the following (unless otherwise determined by at least 75% of the Independent Directors of the Company): (i) the Stockholder’s material misconduct or neglect in the performance of his duties; (ii) the Stockholder’s failure to devote the time necessary to the performance of his duties as CEO or Approved Executive Officer, as applicable; (iii) the Stockholder’s commission of any felony; offense punishable by imprisonment in a state or federal penitentiary; any offense, civil or criminal, involving material dishonesty, fraud, moral turpitude or immoral conduct; or any crime of sufficient import to potentially discredit or adversely affect the Company’s ability to conduct its business in the normal course; (iv) the Stockholder’s material breach of the Company’s written Code of Conduct, as in effect from time to time; (v) the Stockholder’s commission of any act that results in severe harm to the Company excluding any act taken by the Stockholder in good faith that he reasonably believed was in the best interests of the Company; or (vi) the Stockholder’s material breach of this

Agreement. The Stockholder shall not be deemed terminated for “Cause” as an Approved Executive Officer for purposes of the Charter as amended by the Governance Amendments unless and until a notice of intent to terminate the Stockholder for “Cause,” specifying the particulars of the conduct of the Stockholder forming the basis for such termination, is given to the Stockholder by at least 75% of the Independent Directors and, subsequently, at least 75% of the Independent Directors find, after reasonable notice to the Stockholder (but in no event less than fifteen (15) days prior notice) and an opportunity for the Stockholder and his counsel to be heard by the Board, that termination of the Stockholder for “Cause” is justified, and such termination for “Cause” shall be deemed effective on the date that is five (5) business days after the date that the Board gives to the Stockholder notice of such termination for “Cause,” specifying in detail the particulars of the conduct of the Stockholder found by the Board to justify such termination, is given to the Stockholder by the Board.

2.No Other Amendments. Except as expressly amended as set forth in Section 1 of this Amendment, the Noncompete Agreement shall remain in full force and effect.

3.Miscellaneous. The provisions of Sections 8, 9, 11 through 15, and 18 through 20 of the Noncompete Agreement are incorporated into this Amendment herein by reference, mutatis mutandi.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

UNDER ARMOUR, INC.

By:	/s/ John P. Stanton
Name: John P. Stanton
Title: Senior Vice President, General Counsel and Secretary

THE STOCKHOLDER

/s/ Kevin A. Plank
Kevin A. Plank